Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS
HEREOF DENOTED WITH “***”
MANUFACTURING SERVICES AGREEMENT
THIS AGREEMENT (the “Agreement”) is effective as of September 6, 2007 (the “Effective Date”), by and between POWER EFFICIENCY CORPORATION, a Delaware corporation having a principal place of business at 3960 Howard Hughes Pkwy., Suite 460, Las Vegas, Nevada 89169 on behalf of itself and its affiliates or majority-owned subsidiaries (collectively “CUSTOMER”) and SANMINA-SCI CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134, on behalf of itself and its affiliates or subsidiaries (“SANMINA-SCI”). CUSTOMER and SANMINA-SCI are sometimes referred to herein as a “Party” and the “Parties.”
1. TERM
     The initial term of this Agreement shall commence on the Effective Date and shall continue through the first anniversary of the Effective Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiration of the initial term, this Agreement shall continue from year to year until one Party terminates the Agreement by giving at least thirty (30) days’ prior written notice to the other Party. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order (“Order”) issued hereunder.
2. PRICING
     2.1 Pricing. During the term, CUSTOMER may purchase from SANMINA-SCI the products specified in Exhibit A hereto, as such Exhibit may be amended from time to time (the “Products”) at the prices set forth in Exhibit A (the “Prices”). Prices (a) are in U.S. Dollars, (b) include SANMINA-SCI standard packaging, (c) exclude the items set forth in Section 2.2, and (d) are based on (i) the configuration set forth in the specifications provided to SANMINA-SCI on which SANMINA-SCI’s quotation was based Exhibit D (the “Specifications”) and (ii) the projected volumes, minimum run rates and other assumptions set forth in SANMINA-SCI’s quotation and/or Exhibit A. The Prices shall remain *** subject to ***.
     2.2 Exclusions from Price. Prices specifically exclude ***.
     2.3 Other Price Adjustments:
          (a) CUSTOMER acknowledges that the Prices set forth in Exhibit A are based on the forecasted volumes provided by CUSTOMER to SANMINA-SCI. ***.
          (b) CUSTOMER acknowledges that the Prices are based on the Specifications and the assumptions set forth in SANMINA-SCI’s quotation and in Exhibit A. In the event SANMINA-SCI experiences an increase in cost as a result of changes in the Specifications, SANMINA-SCI shall be entitled to the Price adjustment set forth in Section 6.1.
3. PAYMENT TERMS/SETOFFS/CREDIT LIMIT
     3.1 Payment Terms. Payment terms are net *** days after the date of the invoice. On any invoice not paid by the maturity date, CUSTOMER shall pay interest from maturity to date of payment at the rate of *** per month. Unless otherwise stated, payment shall be made in U.S. Dollars. Notwithstanding the preceding ***
     3.2 Setoffs. Each Party shall be entitled at all times to set-off any amount owing from the other Party to such Party against any amount payable to the other Party from such Party, arising out of this or any other transaction; provided that such set-off is clearly itemized when

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS
HEREOF DENOTED WITH “***”
such payment is rendered. Failure of the receiving Party to object to any such set-off within ten business days from the date of receipt of such payment shall be deemed full and final acceptance of such set-off. For purposes hereof, (i) the term “Party” shall include the Parties to this transaction and each Party’s Affiliates and (ii) a Party’s “Affiliate” shall mean any entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control by such Party, including but not limited to a Party’s subsidiaries.
     3.3 Credit Limit. SANMINA-SCI’s Credit Department shall provide CUSTOMER with an initial credit limit, which shall be reviewed (and, if necessary, adjusted) from time to time. SANMINA-SCI shall have the right to reduce the credit limit upon five (5) days’ prior written notice to CUSTOMER. In the event CUSTOMER exceeds this credit limit or has any outstanding invoice more than fifteen (15) days past due, SANMINA-SCI shall have the right to stop shipments of Product to CUSTOMER until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided.
     3.4 Security Interest. CUSTOMER grants SANMINA-SCI a security interest in the Products delivered to CUSTOMER until CUSTOMER has paid for the Products and all Product-related charges. CUSTOMER agrees to promptly execute any documents requested by SANMINA-SCI to perfect and protect such security interest.
4. PURCHASE ORDERS/FORECAST/RESCHEDULE
     4.1 Purchase Orders.
          (a) CUSTOMER will issue to SANMINA-SCI specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order shall contain a number for billing purposes, and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances.
          (b) All Orders shall be confirmed by SANMINA-SCI within five (5) business days of receipt. If SANMINA-SCI does not accept or reject the Order within the five day period, the Order shall be deemed rejected by SANMINA-SCI. In the event SANMINA-SCI is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule or Order to be unacceptable for some other reason, SANMINA-SCI shall notify CUSTOMER of same within three (3) business days of receipt of such Order and the Parties shall negotiate in good faith to resolve the disputed matter(s).
     4.2 Forecast; Minimum Buys; Excess and Obsolete Inventory.
          (a) Initial Forecast. Upon the execution of this Agreement, CUSTOMER shall provide SANMINA-SCI with (i) an initial ninety (90) day firm Order and (ii) a forecast for Product requirements (in monthly buckets) for an additional nine (9) months (“Forecast”). All Orders shall be binding and may be rescheduled only in accordance with Section 4.2(d), or cancelled upon payment of (1) the purchase price of the Product (if the cancellation is made within 30 days of the scheduled delivery date) or (2) the amounts set forth in Section 4.2(f) (if cancellation is made outside of such 30-day period). SANMINA-SCI shall make purchase commitments (including purchase commitments for Long Leadtime Components) to its Component suppliers (“Vendors”) based upon the Order and Forecast, and CUSTOMER shall be responsible for all such Components purchased in support of CUSTOMER’s then-current Forecast. For all other purposes, however, the Forecast shall be non-binding.
          (b) [INTENTALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS
HEREOF DENOTED WITH “***”
          (c) MRP Process.
               (1) SANMINA-SCI shall take the Order and Forecast and generate a Master Production Schedule (“MPS”) for a twelve-month period in accordance with the process described in this Section. The MPS shall define the master plan on which SANMINA-SCI shall base its procurement, internal capacity projections and commitments. SANMINA-SCI shall use CUSTOMER’s Order to generate the first three (3) months of the MPS and shall use CUSTOMER’s Forecast to generate the subsequent nine (9) months of the MPS.
               (2) SANMINA-SCI shall process the MPS through industry-standard software (the “MRP Software”) that will break down CUSTOMER’s Product requirements into Component requirements. When no Product testing (in-circuit or functional testing) is required by CUSTOMER, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI eleven working days before the Products are scheduled to ship to CUSTOMER; in the event Product testing is required, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI sixteen (16) working days before the Products are scheduled to ship to CUSTOMER.
               (3) SANMINA-SCI will release (launch) purchase orders to Vendors (including other SANMINA-SCI facilities) prior to the anticipated date that the Components are needed at SANMINA-SCI. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA-SCI and SANMINA-SCI’s manufacturing or materials planning systems.
               (4) A list of all Components with lead times greater than ninety days (or the Order period, if the Order period is less than ninety days) (“Long Leadtime Components”) is set forth in Exhibit B to this Agreement and/or has previously been provided to CUSTOMER. SANMINA-SCI shall use reasonable efforts to update the list of Long Leadtime Components every quarter and present an updated list of Long Leadtime Components to CUSTOMER at the time SANMINA-SCI presents the CUSTOMER with the E&O List described in Section 4.2(e). Each revised Long Leadtime Item list shall be deemed an amendment to Exhibit B, whether or not it has been formally designated as such. In the event SANMINA-SCI fails to present an updated list of Long Leadtime Components, (i) the Parties shall continue to rely on the preceding list (as updated in writing by the Parties) and (ii) CUSTOMER will accept responsibility for Long Leadtime Components ordered outside the leadtimes set forth in the list provided that SANMINA-SCI can demonstrate to CUSTOMER’S reasonable satisfaction that such Components were ordered in accordance with the then-current Vendor leadtimes.
               (5) CUSTOMER acknowledges that SANMINA-SCI will order Components in quantities sufficient to support CUSTOMER’s Forecast. In determining the quantity of Components to order, SANMINA-SCI divides the Components into three classes, “Class A,” “Class B” and “Class C.” Class A Components are comprised of the approximately *** of Components constituting approximately *** of the Product’s total Component cost. Class C Components are comprised of the approximately *** of Components constituting approximately *** of the Product’s total Component cost. Class B Components are comprised of the remaining seventeen percent (17%) of Components constituting approximately *** of the Product’s total Component cost. ***. A summary of SANMINA-SCI’s purchase commitments is set forth in the table below.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS
HEREOF DENOTED WITH “***”

		Expected Percentage	Periods Worth of
	Expected Percentage	of Total Value (of	Supply to be Bought
Part Class	of Total Parts	Gross Requirements)	with Each Order
A	***	***	*	**
B	***	***	*	**
C	***	***	*	**
               (6) CUSTOMER acknowledges that SANMINA-SCI will be required to order Components in accordance with the various minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor. In addition, CUSTOMER acknowledges that there is a lag time between any CUSTOMER cancellation and the cancellation of the Components required to support production.
               (7) CUSTOMER acknowledges that the Vendor leadtimes can be significant, and understands that it is possible for SANMINA-SCI to have Components on order which would support the last week of CUSTOMER’S Forecast. For example, assuming a Vendor leadtime of 40 weeks and a “B” Component, SANMINA-SCI would place an order for 3 months’ worth (see table above) of such Component approximately 40 weeks prior to the date on which the first Component is expected to be used.
          (d) Reschedule. CUSTOMER may reschedule all or part of a scheduled delivery (per Order or Forecast) *** per quarter (for a maximum of two quarters) for a period not to exceed *** days in accordance with the table below. At the end of this *** day period, CUSTOMER shall either accept delivery of rescheduled finished units and/or pay SANMINA-SCI’s Delivered Cost (as defined in Section 4.2(e)) associated with rescheduled units not yet built. As an example,***.

Days Before P.O. Delivery Date	Percentage Reschedule Allowance
0 — 30	No Change
31 — 60	***
61-90	***
> 90	***
     SANMINA-SCI shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm order periods.
          (e) Excess and Obsolete Inventory. Within a reasonable time after the end of each calendar quarter, SANMINA-SCI shall advise CUSTOMER in writing of any excess or obsolete Components in its inventory and their Delivered Cost (the “E&O List”). For the purpose of this Agreement, “Delivered Cost” shall mean ***. Within five (5) business days of receiving SANMINA-SCI’s E&O List, CUSTOMER shall advise SANMINA-SCI of any Component on the E&O List that it believes is not excess or obsolete. Within ten (10) business days after receiving SANMINA-SCI’s E&O List, SANMINA-SCI and CUSTOMER shall finalize the E&O List, and CUSTOMER shall issue to SANMINA-SCI an Order for all Components on the E&O List. CUSTOMER shall pay SANMINA-SCI its Delivered Cost for Components on the E&O List within fifteen (15) days of the date of invoice. In the event the Parties cannot agree as to the Components on the E&O List, ***. For the purpose of this Section, the phrase “obsolete Component” shall mean any Component which is not then used to manufacture CUSTOMER’s Product (whether as a result of an ECO or otherwise), and the term “excess Component” shall mean any Component which is not able to be used to meet CUSTOMER’s future Orders or CUSTOMER’s future Forecasts. CUSTOMER shall not have the right to delay payment for excess Components by increasing or pushing out its Forecast.
          (f) Customer Component Liability. CUSTOMER acknowledges that it shall be liable for the cost of all Components ordered in accordance with this Section. Specifically,

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS
HEREOF DENOTED WITH “***”
CUSTOMER’s Component Liability shall be equal to ***.SANMINA-SCI shall use commercially reasonable efforts to minimize CUSTOMER’S Component Liability by attempting to return Components to the Vendor; provided, however, that SANMINA-SCI shall not be obligated to attempt to return to Vendor Components which are, in the aggregate, worth less than ***.
          (g) Supplier Managed Inventory Program. CUSTOMER acknowledges that the concept of “purchase commitments to a Vendor” (as used in Section 4.2(a) and elsewhere in this Agreement) includes not only SANMINA-SCI purchase orders issued to Vendors, but also forecasts (which are based on CUSTOMER’s Forecasts) provided to Vendors in accordance with SANMINA-SCI’s Supplier Managed Inventory Program (“SMI Program”). Under the SMI Program, SANMINA-SCI provides Vendors with forecasts of anticipated Component requirements, and the Vendor is obligated to supply SANMINA-SCI with all forecasted Components, but SANMINA-SCI does not issue Vendor a purchase order until the Component is actually required by SANMINA-SCI for production. However, under the SMI Program, SANMINA-SCI is obligated to either consume a sufficient level of the forecasted Components or pay the Vendor for a certain level of unused Components. For the purpose of this Agreement, CUSTOMER’s Component Liability (pursuant to 4.2(f) above) shall include the cost of any required Vendor payments under the SMI Program as well as any Components actually ordered from the Vendors based on CUSTOMER’s Forecast.
5. DELIVERY AND ACCEPTANCE
     5.1 Delivery. All Product shipments (including shipments made in accordance with Section 7 (Warranty)) shall be DDU (Deliver Duty Unpaid), (Incoterms 2000). SANMINA-SCI’s facility of manufacture (or repair). Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon SANMINA-SCI’s tender of the Product to the common carrier CUSTOMER shall be the exporter and importer of record for all shipments of Products, including any repaired or replacement Products; SANMINA-SCI is not the importer or exporter of the Products. SANMINA-SCI shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of CUSTOMER. SANMINA-SCI shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use commercially reasonable efforts to notify CUSTOMER of any anticipated delays.
     5.2 Acceptance. Acceptance of the Product shall occur no later than thirty (30) days after shipment of Product and shall be based solely on whether the Product passes a mutually agreeable acceptance test procedure or inspection designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to SANMINA-SCI or based on test procedures that SANMINA-SCI has not approved or does not conduct. Notwithstanding anything to the contrary, Product shall be deemed accepted if not rejected within this thirty day period. If the thirtieth day of this period shall fall on a day that is not a business day, then CUSTOMER shall have until the next business day to reject the Product. Once a Product is accepted, all Product returns shall be handled in accordance with Section 7 (Warranty). Prior to returning any rejected Product, CUSTOMER shall obtain an Authorized Return Material (“RMA”) number from SANMINA-SCI and shall specify the reason for such rejection in all RMA’s.
6. CHANGES
     6.1 General. CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or bill of material (“BOM”), (2) methods of packaging and shipment, (3) quantities of Product to be furnished, (4) delivery schedule, or (5) Customer-Furnished Items. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice

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(“ECN”) and finalized in an Engineering Change Order (“ECO”). If any such change causes either an increase or decrease in SANMINA-SCI’s cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the Parties for such change.
     6.2 ECN’s. SANMINA-SCI will respond to one ECN request per month without a non-recurring administrative fee; responses to additional ECN’s will incur an administrative fee of $1,000.00 each. Within five (5) business days after an ECN is received, SANMINA-SCI shall advise CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN and (b) the Delivered Cost of any Finished Product, Work-in-Process or Component rendered excess or obsolete as a result of the ECN (collectively the “ECN Charge”). Unless otherwise stated, ECN Charges are valid thirty (30) days from the date of the ECN Charge.
     6.3 ECO’s. In the event CUSTOMER desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, CUSTOMER shall advise SANMINA-SCI in writing. In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN Charge, it shall so notify SANMINA-SCI. In the event SANMINA-SCI does not receive written confirmation of CUSTOMER’s desire to proceed with the change within thirty days after SANMINA-SCI provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled.
7. WARRANTY
     7.1 SANMINA-SCI Warranty. SANMINA-SCI warrants that, for a period of one year from the date of manufacture of the Product, the Product will be free from defects in workmanship. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the latest version of IPC-A-600 or IPC-A-610 and successfully complete any mutually agreed product acceptance test. SANMINA-SCI shall, at its option and at its expense (and as CUSTOMER’s sole and exclusive remedy for breach of any warranty), repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA-SCI will pass on to CUSTOMER all Vendor’s (and manufacturers’) Component warranties to the extent that they are transferable, but will not independently warrant any Components. All warranty obligations will cease upon the earlier of the expiration of the warranty period set forth above or the return (at CUSTOMER’s request) of any test equipment or test fixtures. ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SANMINA-SCI NO LATER THAN NINETY (90) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD.
     7.2 RMA Procedure. CUSTOMER shall obtain a RMA number from SANMINA-SCI prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with SANMINA-SCI’s RMA Procedure, a copy of which is available from SANMINA-SCI upon request. SANMINA-SCI shall pay all transportation costs for valid returns of the Products to SANMINA-SCI and for the shipment of the repaired or replacement Products to CUSTOMER, and shall bear all risk of loss or damage to such Products while in transit; CUSTOMER shall pay these charges plus a handling charge per unit to be provided to CUSTOMER in advance for invalid or “no defect found” returns. Any repaired or replaced Product shall be warranted as set forth in this Section for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) sixty (60) days after it is received by CUSTOMER.
     7.3 Exclusions From Warranty. This warranty does not include Products that have defects or failures resulting from (a) CUSTOMER’s design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific CUSTOMER’s environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties or (d)

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defective CUSTOMER-provided test equipment or test software. CUSTOMER bears all design responsibility for the Product. Where Sanmina-SCI agrees to act or acts as importer or exporter of record for Customer, Sanmina-SCI is doing so for Customer’s convenience and Customer hereby holds harmless and indemnifies Sanmina-SCI for any and all loss incurred by Sanmina-SCI resulting from Sanmina-SCI’s role as importer or exporter of record, including liability for RoHS, WEEE, and/or other applicable environmental law compliance/noncompliance.
     7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS THE SOLE WARRANTY GIVEN BY SANMINA-SCI AND IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED. SANMINA-SCI DOES NOT MAKE ANY WARRANTIES REGARDING MERCHANTIBILITY, NONINFRINGEMENT, COMPLIANCE WITH ROHS AND WEEE (OR SIMILAR LEGISLATION), OR FITNESS FOR A PARTICULAR PURPOSE, AND SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY, EXPRESS OR IMPLIED.
8. CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS
     8.1 Customer-Furnished Items. CUSTOMER shall provide SANMINA-SCI with the Product design and related specifications, applicable regulatory requirements, equipment, tooling, Components or documentation set forth in Exhibit C (collectively the “Customer-Furnished Items”). CUSTOMER hereby represents and warrants that the Customer-Furnished Items are or will be fit for their intended purposes, meet all applicable regulatory requirements, and will be delivered to SANMINA-SCI in a timely manner. Documentation (including BOM’s, drawings and artwork) shall be current and complete. CUSTOMER shall be responsible for schedule delay, reasonable inventory carrying charges and allocated equipment down time charges associated with the incompleteness, late delivery or non-delivery of the Customer-Furnished Items.
     8.2 Care of Customer-Furnished Items. All Customer-Furnished Items shall remain the property of CUSTOMER. SANMINA-SCI shall clearly identify all Customer-Furnished Items by an appropriate tag and shall utilize such Customer-Furnished Items solely in connection with the manufacture of CUSTOMER’s Product. SANMINA-SCI shall not make or allow modifications to be made to the Customer-Furnished Items without CUSTOMER’s prior written consent. SANMINA-SCI shall be responsible for reasonable diligence and care in the use and protection of any Customer-Furnished Items and routine maintenance of any Customer-Furnished equipment, but shall not be responsible for repairs or replacements (including servicing and calibration to the equipment) unless such failure was caused by SANMINA-SCI’s negligence or willful misconduct. Provided that CUSTOMER is current in its payments to SANMINA-SCI, all Customer-Furnished Items shall be returned to CUSTOMER at CUSTOMER’s expense upon request. SANMINA-SCI’s production and warranty obligations which require the utilization of the returned Customer-Furnished Items will cease upon SANMINA-SCI’s fulfillment of CUSTOMER’S request.
     8.3 Customer-Furnished Components. Customer-furnished Components shall be handled in accordance with SANMINA-SCI’s procedures regarding Customer-Furnished Material, copies of which are available upon request.
9. INDEMNIFICATION AND LIMITATION OF LIABILITY
     9.1 SANMINA-SCI’s Indemnification. SANMINA-SCI shall indemnify, defend, and hold CUSTOMER and CUSTOMER’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “Customer-Indemnified Parties”) harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a “Claim,” and, collectively “Claims”) (i) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Section 7/Warranty) to the extent any of the

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foregoing is proximately caused either by the negligent or willful acts or omissions of SANMINA-SCI or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA-SCI’s manufacturing processes.
     9.2 CUSTOMER’s Indemnification. CUSTOMER shall indemnify, defend, and hold SANMINA-SCI and SANMINA-SCI’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “SANMINA-SCI-Indemnified Parties”) harmless from all third party Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a design defect in the Product, by the negligent or willful acts or omissions of CUSTOMER or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products, except to the extent that such infringement exists as a result of use by CUSTOMER of SANMINA-SCI’s manufacturing processes.
     9.3 Procedure. A Party entitled to indemnification pursuant to this Section (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the Parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor’s obligation to indemnify and defend. The Indemnitor shall not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee as to each claimant or plaintiff.
     9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, BOTH LOST PROFITS AND DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL SANMINA-SCI’S LIABILITY FOR A PRODUCT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA-SCI FOR SUCH PRODUCTHEREUNDER. IN NO EVENT WILL SANMINA-SCI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCT BY CUSTOMER. IN ADDITION, OTHER THAN WITH RESPECT TO SANMINA-SCI’S INDEMNIFICATION AS SET FORTH IN SECTION 9.1 (FOR WHICH THERE SHALL BE NO LIMIT), IN NO EVENT SHALL SANMINA-SCI’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED $2,000,000. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. Notwithstanding the foregoing, the caps set forth herein shall not apply to limit (i) CUSTOMER’s obligation for termination payments in accordance with Section 10, (ii) a Party’s obligation to indemnify the other Party against any third party Claim for personal injury or property damage, or (iii) actual damages required to be paid to any third party as a result of any infringement claim. THE LIMITATION SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT.

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10. TERMINATION
     10.1 Termination for Cause. Subject to Section 10.4, either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no termination right shall accrue until thirty (30) days after the defaulting Party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach. Notwithstanding the foregoing, there shall be no cure period for payment-related breaches.
     10.2 Termination For Convenience. Subject to Section 10.4, CUSTOMER may terminate this Agreement hereunder for any reason upon thirty (30) days’ prior written notice and may terminate any Order hereunder for any reason upon thirty (30) days’ (before scheduled shipment) prior written notice. Subject to Section 10.4, SANMINA-SCI may terminate this Agreement for any reason upon ninety (90) days’ notice.
     10.3 Termination by Operation of Law. Subject to Section 10.4, this Agreement shall immediately and automatically terminate should either Party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.
     10.4 Consequences of Termination.
          a. Termination for Reasons other than SANMINA-SCI’s Breach. In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA-SCI (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA-SCI’s cost (including labor, Components and a fifteen percent mark-up on Components and labor) for all work in process; and (3) CUSTOMER’S Component Liability pursuant to Section 4.2(f).
          b. Termination Resulting From SANMINA-SCI’S Breach. In the event CUSTOMER terminates this Agreement or any Order hereunder as a result of a breach by SANMINA-SCI, CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product existing at the time of termination (2) SANMINA-SCI’s cost (including labor, Components) for all work in process; and (3) CUSTOMER’S Component Liability pursuant to Section 4.2(f); provided, however, that for the purposes of this subsection only, CUSTOMER’s Component Liability shall be calculated based on the quoted cost of Components as stated on the BOM rather than the Delivered Cost (e.g., exclusive of any markup).
11. QUALITY
     11.1 Specifications. Product shall be manufactured by SANMINA-SCI in accordance with the Specifications, as modified via written ECO’s in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1. Notwithstanding the foregoing, SANMINA-SCI shall be permitted to make changes in its manufacturing process at any time, so long as such changes do not affect the form, fit or function of the Products.
     11.2 Content of Specifications. The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) Vendor cross references, as specified in Exhibit D, attached hereto.

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     11.3 Components. SANMINA-SCI shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on CUSTOMER’s approved vendor list (“AVL”); provided, however, that in the event SANMINA-SCI cannot purchase a Component from a Vendor on CUSTOMER’S AVL for any reason, SANMINA-SCI shall be able to purchase such Component from an alternate Vendor, subject to CUSTOMER’s prior written approval, which approval shall not be unreasonably withheld or delayed. SANMINA-SCI shall use commercially reasonable efforts to manage all Vendors, but shall not be responsible for any Component (including the failure of any Component to comply with the Specifications).
     11.4 Quality Specifications. SANMINA-SCI shall comply with the quality specifications agreed to with CUSTOMER as well as those set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA-SCI upon request.
     11.5 Inspection of Facility. Upon reasonable advance written notice and, upon SANMINA-SCI’s request the execution of an appropriate nondisclosure agreement, CUSTOMER may inspect the Products and Components held by SANMINA-SCI for CUSTOMER at SANMINA-SCI’s facilities during SANMINA-SCI’s regular business hours, provided that such inspection does not unduly affect SANMINA-SCI’S operations. CUSTOMER and its representatives shall observe all security and handling measures of SANMINA-SCI while on SANMINA-SCI’s premises. CUSTOMER and its representatives acknowledge that their presence on SANMINA-SCI’s property is at their sole risk.
12. FORCE MAJEURE
     12.1 Force Majeure Event. For purposes of this Agreement, a “Force Majeure Event” shall mean (i) the occurrence of unforeseen circumstances beyond a Party’s control and without such Party’s negligence or intentional misconduct, including, but not limited to, any such act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion and (ii) the failure of a Vendor to timely deliver a Component to SANMINA-SCI (unless the Vendor’s failure to timely deliver directly results from SANMINA-SCI’s failure to order the Component).
     12.2 Notice of Force Majeure Event. Neither Party shall be responsible for any failure to perform due to a Force Majeure Event provided that such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby
     12.3 Termination of Force Majeure Event. The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

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     12.4 Limitations. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.
     12.5 Termination for Convenience. In the event a Party fails to perform any of its obligations for reasons defined in this Section 12 for a cumulative period of ninety (90) days or more from the date of such Party’s notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Section 10.2.
13. CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
13.1 Definitions. For the purpose of this Agreement,
          (a) “Confidential Information” means information (in any form or media) regarding a Party’s customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, products, Components, ordering patterns, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is treated by such Party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed other than through the business relationship established hereby, as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality; and provided further, that Confidential Information does not include any information provided by CUSTOMER to SANMINA-SCI regarding the manufacturing process.
          (b) “Person” shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.
          (c) “Representative” shall mean a Party’s employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.
     13.2 Nondisclosure Covenants.
          (a) In connection with this Agreement, each Party (the “Disclosing Party”) may furnish to the other Party (the “Receiving Party”) or its Representatives certain Confidential Information. For a period of three (3) years from the date of the last disclosure under this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information or (ii) if SANMINA-SCI is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations and (c) shall treat such Confidential Information

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with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).
          (b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.
          (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefore.
          (d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.
     13.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of two (2) years thereafter, neither Party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other Party’s employees; provided, however, that this shall not prohibit a Party from (a) advertising for open positions provided that such advertisements are not targeted solely at the employees of the other Party; (b) or employing any individual who initiates contact with such Party on his or her own initiative, whether in response to an advertisement or otherwise.
     13.4 Injunctive Relief Authorized. Any material breach of this Section by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys’ fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.
     13.5 No Publicity. Each Party agrees not to publicize or disclose the existence or terms of this Agreement to any third Party without the prior consent of the other Party except as required by law (in which case, the Party seeking to disclose the information shall give reasonable notice to the other Party of its intent to make such a disclosure). Neither Party shall make any press release or similar public statement without the prior consent of the other Party.
14. INSURANCE
     SANMINA-SCI agrees to maintain during the term of this Agreement (a) workers’ compensation insurance as prescribed by the law of the state in which SANMINA-SCI’s services are performed; (b) employer’s liability insurance with limits of at least $500,000 per occurrence; (c) commercial automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) commercial general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) commercial general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. SANMINA-SCI shall furnish to CUSTOMER certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party’s affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

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15. MISCELLANEOUS
     15.1 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by SANMINA-SCI and an authorized representative of the CUSTOMER.
     15.2 Order of Precedence. All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release product, those portions of the Order that are not pre-printed and which are accepted by SANMINA-SCI. The Parties acknowledge that (y) the preprinted provisions on the reverse side of any such quotation, Order, acknowledgment or invoice and (z) all terms other than the specific terms set forth in Section 4.1(a)(i)-(iv) shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Purchase Agreement Coordinators of SANMINA-SCI and CUSTOMER.
     15.3 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement may be assigned in whole or in part by either Party to any Affiliate of such Party provided that such Party remains secondarily liable under this Agreement.
     15.4 Notices. Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

If to CUSTOMER:	with a copy to:

POWER EFFICIENCY CORPORATION 3960 Howard Hughes Pkwy., Suite 460 Las Vegas, NV 89169 Tel (702) 697-0377 ext. 102 Fax (702) 697-0379 ATTN: CEO	Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017-6503 Tel (212) 370-1300 Fax (212) 370-7889 ATTN: Adam S. Mimeles

If to SANMINA-SCI:	with a copy to:

SANMINA-SCI Corporation 2700 N. First Street San Jose, California 95134 Att’n: EVP, Sales Phone: (408) 964-3600 Fax: (408) 964-3888	SANMINA-SCI Corporation 2700 N. First Street San Jose, California 95134 Att’n: Vice President & Corporate Counsel Phone: (408) 964-3600 Fax: (408) 964-3636
All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days’ prior written notice thereof to the other Party.
     15.5 Disputes/Choice of Law/Attorneys Fees. The Parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. In the event the Parties cannot resolve a dispute, the Parties acknowledge and agree that the state courts of

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Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The Parties consent to the exercise by such courts of personal jurisdiction over them and each Party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine. This Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles). The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement. The prevailing Party shall be entitled to recover its costs and reasonable attorneys fees from the non-prevailing Party in any action brought to enforce this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date, by their officers, duly authorized.

	SANMINA-SCI CORPORATION		CUSTOMER

By:	/s/ Ken Haney	By:	/s/ Steven Strasser

	Signature		Signature

	Ken Haney		Steven Strasser

	Typed Name		Typed Name

	Senior Vice President of Sales		Chief Executive Officer

	Title		Title

	September 7, 2007		September 6, 2007

	Date		Date

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INDEX
1. TERM
2. PRICING
3. PAYMENT TERMS
4. PURCHASE ORDERS/FORECAST/RESCHEDULE
5. DELIVERY AND ACCEPTANCE
6. CHANGES
7. WARRANTY
8. CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS
9. INDEMNIFICATION AND LIMITATION OF LIABILITY
10. TERMINATION
11. QUALITY
12. FORCE MAJEURE
13. CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
14. INSURANCE
15. MISCELLANEOUS
EXHIBITS
A. PRICES
B. LONG LEAD-TIME COMPONENTS
C. CUSTOMER FURNISHED EQUIPMENT, COMPONENTS AND DOCUMENTATION
D. SPECIFICATIONS

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EXHIBIT A
PRICING
***
***

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Exhibit B
LONG LEAD-TIME COMPONENTS
****

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EXHIBIT C
CUSTOMER FURNISHED EQUIPMENT, COMPONENTS AND DOCUMENTATION
***

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EXHIBIT D
SPECIFICATIONS
***